UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2026

Nexentis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468-9583

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NXTS	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously reported by Nexentis Technologies Inc. (formerly, N2OFF, Inc.) (the “Company”) with the Securities and Exchange Commission in a Current Report on Form 8-K on January 13, 2026 (the “Original 8-K”), on January 13, 2026, the Company entered into a Securities Exchange Agreement (the “Agreement”) with Voice Assist, Inc., a public company incorporated under the laws of the State of Nevada (“Voice Assist”), and, for certain limited purposes set forth therein, Save Foods Ltd., a private company incorporated under the laws of the State of Israel and a majority-owned subsidiary of the Company (“Save Foods”, and together with the Company and Voice Assist, the “Parties”).

On March 15, 2026, the Company closed the Agreement (the “Closing”). At the Closing, pursuant to the Agreement, the Company transferred to Voice Assist all of the ordinary shares of Save Foods owned by the Company, representing approximately 98% of the issued and outstanding ordinary share capital of Save Foods (the “Shares”), free and clear of any encumbrances. The Agreement contains customary representations, warranties, covenants and closing conditions for transactions of this type.

The consideration delivered by Voice Assist to the Company for the Shares consisted of the issuance at the Closing to the Company of that number of shares of common stock of Voice Assist, par value $0.001 per share, that represented 19.99% of Voice Assist on a fully-diluted basis, calculated as of immediately following the Closing.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

As previously disclosed in the Original 8-K, on January 13, 2026 the Company also entered into a Services Agreement with Voice Assist (the “Services Agreement”), pursuant to which the Company will provide non-exclusive general advisory, support, collaboration and related services to Voice Assist from time to time for consideration consisting of deferred cash from future Voice Assist financings (subject to a $1,000,000 cap), royalty consideration on “New Future Projects” over specified periods, and a share of any “Ecolab Gross Proceeds” related to the Ecolab Claim, and the Services Agreement includes successor obligations with respect to royalty consideration and a term through calendar year 2026 with the Company’s extension rights until consideration is fully received.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Agreement. A copy of the Services Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Warning Concerning Forward Looking Statements

This Current Report contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Securities Exchange Agreement, dated January 13, 2026, among the Company, Save Foods and Voice Assist (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company with the SEC on January 13, 2026)

10.2	Services Agreement, dated January 13, 2026, between the Company and Voice Assist (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by the Company with the SEC on January 13, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexentis Technologies Inc.

Date: March 17, 2026	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer